EXHIBIT (23)-1

                        Consent of Ernst & Young LLP,
                             Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the entities and dated as listed below in the Registration Statement (Form S-4 No. 33-____) and the related Prospectus-Joint Proxy Statement of HEALTHSOUTH Corporation:

                                             March 1, 1995 except for Notes 2
                                             and 17, as to which the date is
HEALTHSOUTH Corporation and Subsidiaries ..  June 13, 1995
Surgical Health Corporation................  April 18, 1995
ReLife, Inc................................  February 17, 1995
Rehab Systems Company......................  September 8, 1995
Sutter Surgery Centers, Inc................  March 31, 1995


                                                             Ernst & Young LLP


December  12, 1995

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